                                                                    EXHIBIT 4.13


                                 AMENDMENT NO. 4
                                       TO
                                CREDIT AGREEMENT


         THIS AMENDMENT NO. 4, dated as of December 15, 2004 (this "Amendment No. 4"), to that certain Credit Agreement, dated as of August 16, 2000, as amended by Amendment No. 1 thereto, dated as of January 25, 2002 ("Amendment No. 1"); Amendment No. 2 thereto, dated as of November 15, 2002 ("Amendment No. 2"); and Amendment No. 3 thereto dated as of July 31, 2003 ("Amendment No. 3") (as so amended, the "Credit Agreement"), is made by and among CAL DIVE I-TITLE XI, INC., a Texas corporation (the "Shipowner"), GOVCO INCORPORATED, a Delaware corporation (the "Primary Lender"), CITIBANK, N.A., a national banking association (the "Alternate Lender"), CITIBANK INTERNATIONAL PLC, a bank organized and existing under the laws of England, as facility agent for both the Primary Lender and the Alternate Lender (and their respective successors and assigns) with respect to the Floating Rate Note, and its permitted successors and assigns (in such capacity, the "Facility Agent"), and CITICORP NORTH AMERICA, INC., a Delaware corporation, as administrative agent for the Primary Lender and the commercial paper holders of the Primary Lender (and their respective successors and assigns) (in such capacity, together with its permitted successors and assigns, the "Administrative Agent," and together with the Facility Agent, the "Agents").

         WHEREAS, the Secretary has redetermined the estimated Actual Cost of the Vessel, and the Shipowner has received its final total disbursements under the Credit Agreement in the amount of $143,446,092 (which is not in excess of 87.5 percent (87.5%) of such redetermined estimated Actual Cost);

         WHEREAS, the Shipowner is required to revise the mandatory sinking fund payments for the Floating Rate Note to take into account the changes referred to in the first WHEREAS clause hereof by substituting the Third Revised Amortization Schedule for the existing Second Revised Amortization Schedule, which Third Revised Amortization Schedule has been approved by the Secretary and is attached as Attachment 1 to Supplement No. 3 to Trust Indenture dated as of the date hereof; and

         WHEREAS, the Parties wish to amend the Credit Agreement pursuant to which the Lenders will agree to revise the mandatory sinking fund payments for the Floating Rate Note.

         NOW THEREFORE, in consideration of the mutual rights and obligations set forth herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         SECTION 1.01. CONCERNING EXHIBIT 1 TO THE CREDIT AGREEMENT. Exhibit 1 to the Credit Agreement is hereby further amended by adding thereto the following definition:

               "Amendment No. 4 to Credit Agreement" means the Amendment No. 4 to Credit Agreement, dated as of December 15, 2004, among the Shipowner, the Lenders and the Agents."

         SECTION 1.02. CONCERNING SECTION 4.01 TO THE CREDIT AGREEMENT. Section
4.01 of the Credit Agreement, as amended by Amendment No. 1 and Amendment No. 2 thereto, is further amended by deleting the Section in its entirety and substituting the following therefor:

                    "4.01 Principal Repayment. The Shipowner shall repay the Outstanding Principal of the Floating Rate Note as follows:

                          (1) In installments in the principal amounts set forth in the Third Revised Amortization Schedule, Attachment 1 to Supplement No. 3 to Trust Indenture (which replaces all prior changes to Attachment 1 to Trust Indenture in Supplements No. 1 and No. 2 to Trust Indenture), as the same may be further revised in accordance with the Indenture on each Payment Date commencing August 1, 2002, and continuing until February 1, 2012; and

                          (2) The full amount of the remaining Outstanding Principal, on the earlier of (x) February 1, 2012, or
                          (y) the date upon which the Trigger Event shall
                           occur."

         SECTION 1.03.  MISCELLANEOUS.

         (a) All capitalized terms used herein and not defined shall have the meanings set forth in Exhibit 1 to the Credit Agreement.

         (b) Except as amended, the provisions of the Credit Agreement shall apply to and govern this Amendment No. 4.

         (c) This Amendment No. 4 may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            (SIGNATURE PAGE FOLLOWS)



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


         IN WITNESS WHEREOF, this Amendment No. 4 to Credit Agreement has been duly executed and delivered by the parties hereto as of the day and year first above written.


CAL DIVE I-TITLE XI, INC.,                              GOVCO INCORPORATED,
           as the Shipowner                                    as the Primary Lender, by Citicorp
                                                               North America, Inc., its
                                                               attorney-in-fact

By  /s/ A. WADE PURSELL                                 By  /s/ PATRICK A. BOTTICELLI
    Name:  A. Wade Pursell                                  Name:    Patrick A. Botticelli
    Title: Vice President                                   Title:   Vice President

CITIBANK INTERNATIONAL PLC,                             CITIBANK, N.A.,
            as the Facility Agent                              as the Alternate Lender

By  /s/ PATRICK A. BOTTICELLI                           By  /s/ AE KYONG CHUNG
    Name:  Patrick A. Botticelli                            Name:    Ae Kyong Chung
    Title: Vice President                                   Title:   Vice President


CITICORP NORTH AMERICA, INC.,
           as the Administrative Agent

By  /s/ PATRICK A. BOTTICELLI
    Name:  Patrick A. Botticelli
    Title: Vice President


                            CONSENT OF THE SECRETARY
                                       TO
                       AMENDMENT NO. 4 TO CREDIT AGREEMENT

         Pursuant to Section 11.08 of the Credit Agreement, the Secretary hereby consents to this Amendment No. 4 to Credit Agreement and confirms the continued Guarantee of the Obligation by the United States of America pursuant to Title XI of the Merchant Marine Act, 1936, as amended.


                                            UNITED STATES OF AMERICA,
                                            SECRETARY OF TRANSPORTATION

ATTEST:                                     BY:  MARITIME ADMINISTRATOR

By /s/ SARAH J. WASHINGTON                  By /s/ JOEL C. RICHARD
    Assistant Secretary                        Secretary
    Maritime Administration                    Maritime Administration





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